Green Hygienics Holdings Inc.
13795 Blaisdell Place, Suite 202 Poway, CA 92064

Castillo Seed LLC
2306 Plantation Village
Dorado Beach Puerto Rico 006464

Attention: Ron Frank

March 11, 2021

Dear Sir(s):

Re: **<u>Asset Purchase Agreement Between Green Hygienics Holdings Inc. and Castillo Seed LLC for the Purchase of Select Assets</u>**

This will advance our recent discussions respecting the purchase and sale of select Assets of Castillo Seed LLC ("Castillo") by Green Hygienics Holdings Inc. ("Green Hygienics").

The purpose of this letter (this "*Letter*") is to set forth certain binding understandings among Green Hygienics and Castillo, as of the date shown above (the *"Effective Date"*), with respect to the above transaction by Green Hygienics on the terms set forth below.

1. Basic Transaction

Green Hygienics will acquire select Assets of Castillo.

The parties intend that the closing of the proposed transaction would occur on or before March 15, 2021 (the "*Closing*").

2. Terms

a) The Price will be paid to the stakeholders by way of 60,000 Restricted Common Shares in the publicly traded entity Green Hygienics Holdings Inc. These shares have a hold period of six months.

b) The select Assets specified in Addendum "A" will be removed from the site within 14 days of closing and placed into a new holding company that will be operated by Green Hygienics Holdings Inc.

c) Both Parties will proceed under the terms of this Asset Purchase Agreement in good faith and on a best efforts basis.

3. Proposed Form of Agreement

Green Hygienics and Castillo agree to the terms of this Asset Purchase Agreement, containing comprehensive representations, warranties, indemnities, conditions and agreements Castillo, including, without limitation, representations by Castillo regarding the ownership of Castillo's principal assets, including its intellectual property, and the continuity of any key licensed technologies for a reasonable period of time. The representations and warranties regarding intellectual property would survive for a term of five years and the remaining representations and warranties would survive for a period of two years.

4. Conditions to Proposed Transaction

The parties understand this Asset Purchase Agreement is subject to customary terms and conditions, including, but not limited to, the following:

a. receipt of all necessary consents and approvals of governmental bodies, lenders, lessors and other third parties, if necessary;

c. absence of pending or threatened litigation that would encumber the Assets or the transactions to be contemplated thereby; and

d. delivery of customary legal opinions, closing certificates and other documentation.

5. Access

Green Hygienics shall have complete access to the facilities to pick up any of the Assets.

6. Disclosure

Except as and to the extent required by law, without the prior written consent of the other party, neither Green Hygienics nor Castillo shall, and each shall direct its shareholders or Representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions or other aspects of the transaction proposed in this Letter. If a party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

7. Governing Law; Jurisdiction; Venue

This Letter shall be governed by and construed under the laws of the State of California without regard to principles of conflict of laws.

Please sign and date this Letter in the space provided below to confirm your understanding of the terms of the binding Provisions and to confirm the mutual binding agreements set forth in the Binding Provisions and return a signed copy to the undersigned.

Very truly yours,

GREEN HYGIENICS HOLDINGS INC.

By:

Name: Ron Loudoun
Title: CEO

Acknowledged and agreed as to
this 14th day of March 2021:

Castillo Seed, LLC

Ron Frank
Manager

Green Hygienics Holdings Inc.
13795 Blaisdell Place, Suite 202 Poway, CA 92064

Addendum "A"

1) Castillo Seed Company
   a) Trade Name
   b) Website
   c) Social Media
   d) IP
   e) Licenses where applicable

2) Genetics
   a) CBG (3 phenos)
   b) CBD Auto Flower
   c) CBD (Tesoro Sweet Wife rebranding)

3) Seed Inventory

a) CBG Indica	(200,000) x $.15
b) CBG Hybrid	(200,000) x $.15
c) CBG Sativa	(5,000) x $.15
c) CBD Auto	(200,000) x $.07
d) CBD	(200,000) x $.07

4) Live Plants

a) CBG 2 gallon	(10,000) x $5
b) CBG 5 gallon	(800) x $10
c) Misc mother plants	(10) x $250

5) Hard Asset
   a) Soil Hopper
   b) Pot filler
   c) Needle Seeder (2)
   d) Shower conveyor
   e) Misc seed start trays
   f) Trimmer Centurion
   g) Trimmer Ultra 3
   h) Trimmer Resonator
   I) Misc injection mold pots (2,3,5,30 gal)
   j) Hanging industrial fan (approx. 30)
   k) Standing industrial fan (10)
   l) Floor fan (5)
   m)Dosatron (5)
   n) Misc sprayer
   o) Foamer
   p) 1000 w Gavita (approx. 40)

q) 600 w bulbs (approx. 72)
r) Seed counter (2)
s) Generators (colloidal silver approx. 15)
t) Misc supplies
u) Misc nutrient concentrates
v) Misc IPM concentrates
w) Misc PPE